As filed with the Securities and Exchange Commission on December 28, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
China Real Estate Information Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
No. 383 Guangyan Road
Shanghai 200072
People’s Republic of China
(86-21) 6086-8099
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

3,609,000 Ordinary Shares Issuable upon Exercise of the Outstanding Options
Assumed by the Registrant on October 21, 2009
2008 Share Incentive Plan
(Full title of the plan)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ Do not check if a smaller reporting company)	Smaller reporting company ☐
Copies to:

Bin Laurence Chief Financial Officer China Real Estate Information Corporation No. 383 Guangyan Road Shanghai 200072 People’s Republic of China (86-21) 6086-8099	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate	Registration
Title of Securities to be Registered (1)	Registered	Share	Offering Price	Fee
Ordinary Shares, par value $0.0002 per share	1,969,500 (2)	$0.64 (2)	$1,260,480	$89.87
Ordinary Shares, par value $0.0002 per share	1,639,500 (2)	$0.65 (2)	$1,065,675	$75.98
Ordinary Shares, par value $0.0002 per share	5,397,000 (3)(4)	$3.00 (3)(4)	$16,191,000	$1,154.42
Ordinary Shares, par value $0.0002 per share	1,346,000 (3)(4)	$6.00 (3)(4)	$8,076,000	$575.82
Ordinary Shares, par value $0.0002 per share	1,296,500 (3)(4)	$8.00 (3)(4)	$10,372,000	$739.52
Ordinary Shares, par value $0.0002 per share	2,688,833 (3)(5)	$10.41 (3)(5)	$27,990,752	$1,995.74
Total	14,337,333 (6)	—	$64,955,907	$4,631.36

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents one ordinary share. The Registrants’ ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-162307).

(2)	Represents ordinary shares issuable upon exercise of the outstanding options assumed by the Registrant on October 21, 2009, and the proposed maximum offering price per share represents the exercise price of the outstanding options. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan.

(3)	Represents ordinary shares issuable pursuant to the awards (including the exercise of any options granted) under the 2008 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan.

(4)	Represents shares issuable upon exercise of the outstanding options and vesting of the outstanding nonvested shares granted under the Plan, and the proposed maximum offering price per share represents the exercise price of the outstanding options and the purchase price of the outstanding nonvested shares.

(5)	These shares are reserved for future award grants under the Plan, and the proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the registrant’s ADSs, as quoted on the Nasdaq Global Select Market on December 23, 2009.

(6)	Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-4.2
EX-5.1
EX-23.1
EX-23.2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents previously filed or furnished by China Real Estate Information Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:
(a)	The Registrant’s registration statement on Form F-1 originally filed with the Commission on September 29, 2009 (File No. 333-162213), including any subsequently filed amendments;

(b)	The Registrant’s report on Form 6-K furnished to the Commission on November 18, 2009; and

(c)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-34479) filed with the Commission on October 2, 2009, including any amendment and report subsequently filed for the purpose of updating that description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s amended and restated articles of association, adopted by its shareholders on September 29, 2009, provide that the Registrant shall indemnify its officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities or discretions as a director or officer of the Registrant, except through their own willful neglect or default.
     Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-162213), the Registrant has agreed to indemnify each of its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.
Item 7. Exemption From Registration Claimed
     Not applicable.
Item 8. Exhibits
     See the Index to Exhibits attached hereto.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 28, 2009.

China Real Estate Information Corporation
By:	/s/ Xin Zhou
	Name:	Xin Zhou
	Title:	Co-Chairman of the Board of Directors and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Xin Zhou, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2009.

Signature	Title

/s/ Xin Zhou Xin Zhou	Co-Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Charles Chao Charles Chao	Co-Chairman of the Board of Directors

/s/ Bin Laurence Bin Laurence	Chief Financial Officer (principal financial and accounting officer)

Signature	Title

/s/ Neil Nanpeng Shen Neil Nanpeng Shen	Director

/s/ Fan Bao Fan Bao	Director

/s/ David Zhang David Zhang	Director

/s/ Ya-Qin Zhang Ya-Qin Zhang	Director

/s/ Hong Du Hong Du	Director

/s/ Xudong Zhu Xudong Zhu	Director

/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-162213))

4.2*	Deposit Agreement dated October 15, 2009 among the Registrant, the depositary and holder of the American Depositary Receipts

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the Ordinary Shares being registered

10.1	2008 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-162213))

23.1*	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2*	Consent of Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company

23.3*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.